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                                                                     EXHIBIT 4.1

                         COMMON STOCK PURCHASE AGREEMENT


                  This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of August 2, 2001, by and between Inland Holdings, LLC (the "Seller") and Hampton Investments LLC (the "Buyer").

                  Subject to the terms and conditions hereof, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, 1,455,390 shares of the common stock, $.001 par value per share, of Inland Resources, Inc. (the "Company") (collectively, the "Shares") for an aggregate purchase price of One Thousand dollars ($1,000.00) (the "Purchase Price").

                  NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1.        SALE AND PURCHASE.

                  A. As of the date hereof (the "Closing Date"), the Seller hereby sells, assigns, transfers and conveys to the Buyer all of the Seller's right, title and interest in and to the Shares. On the Closing Date, the Seller shall deliver to the Company's transfer agent (i) the certificate(s) evidencing the Seller's shares in the common stock of the Company, (ii) stock powers duly executed by the Seller transferring the Shares to the Buyer and
(iii) instructions to issue a new stock certificate to the Buyer evidencing the Shares and instructions to issue a new stock certificate to the Seller evidencing its remaining shares in the Company, other than the Shares.

                  B. On the Closing Date, Buyer shall pay the Seller the Purchase Price by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 1 hereto.

                  SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER.
The Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Closing Date:

                  A. The Seller has been duly formed, is validly existing and in good standing under the laws of the state of California and has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.

                  B. The Seller is the legal and the beneficial owner of the Shares to be sold by the Seller hereunder and is conveying to the Buyer such Shares, free and clear of any liens, claims, interests, charges and encumbrances.

                  C. The execution, delivery and performance of this Agreement and any other instruments and documents executed and delivered by the Seller in connection herewith have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of Seller's shareholders, if applicable, or any other person, firm, entity, court or governmental authority or agency other than any consent or approval that has already been obtained or (ii) violate any law, rule, regulation, order, writ or judgment presently in effect applicable to the Seller or any provision of the charter documents or by-laws.

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                  D.       Except for filings related to ownership of securities
required by the Securities Exchange Act of 1934, as amended, no consent, approval, authorization of, action by, notice to, or filing with any governmental or regulatory authority ("Governmental Body") or any other person, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Seller of this Agreement or the transactions contemplated hereby.

                  E. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  F. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Seller in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with, or action taken by, Seller.

                  G. Seller acknowledges that Buyer will be relying upon the representations and warranties set forth in this Section 2 in purchasing the Shares from Seller.

                  SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE BUYER.
The Buyer hereby represents and warrants to the Seller, as of the date hereof, and as of the Closing Date:

                  A. The Buyer has been duly formed, is validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.

                  B. The execution, delivery and performance of this Agreement and any other instruments and documents executed and delivered by the Buyer in connection herewith have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of Buyer's shareholders, if applicable, or any other person, firm, entity, court or governmental authority or agency other than any consent or approval that has already been obtained or (ii) violate any law, rule, regulation, order, writ or judgment presently in effect applicable to the Buyer or any provision of the charter documents or by-laws.

                  C. Except for filings related to ownership of securities required by the Securities Exchange Act of 1934, as amended, no consent, approval, authorization of, action by, notice to, or filing with any Governmental Body or any other person, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Buyer of this Agreement or the transactions contemplated hereby

                  D. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  E. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Buyer in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with, or action taken by, Buyer.

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                  F.       Buyer is acquiring the Shares for investment for its
own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

                  G. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as presently in effect.

                  H. Buyer has such knowledge and experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of acquiring the Shares.

                  I. Buyer acknowledges that the acquisition of the Shares involves a high degree of risk and represents that it understands the economic risks of such an investment. Buyer is prepared to bear the economic risk of retaining the Shares for an indefinite period, all without prejudice, however, to the rights of Buyer lawfully to sell or otherwise dispose of all or any part of the Shares held by it.

                  J. Buyer has performed its own independent investigation and evaluation of the Company and the transactions contemplated hereby and has not, in connection with the transactions contemplated hereby, relied upon any representations or warranties of any kind whatsoever, whether express or implied by Seller, any of its affiliates or any of their respective officers, employees, representatives or agents except for such representations and warranties expressly set forth herein.

                  K. Buyer acknowledges that Seller will be relying upon the representations and warranties set forth in this Section 3 in selling the Shares to Buyer.

                  SECTION 4.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations, warranties, covenants and agreements of the parties contained herein shall survive the consummation of the purchase and sale of the Shares contemplated in this Agreement, and each party recognizes that the other is relying on such other party's representations, warranties, covenants and agreements.

                  SECTION 5. FURTHER ASSURANCES. Each party shall execute and deliver all further documents or instruments, and take all such further actions, reasonably requested by the other party in order to effectuate the intent and purposes of, and carry out terms of, this Agreement and to obtain the full benefit of this Agreement.

                  SECTION 6. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Washington without reference to the conflicts of the law provisions thereof.

                  SECTION 7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings between the parties hereto with respect to the purchase and sale of the Shares contemplated hereby. Except as expressly provided herein, there are no restrictions, promises, representations, warranties, covenants or undertakings of either party hereto. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

                  SECTION 8. COUNTERPARTS. This Agreement may be executed in counterparts each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, PROVIDED that any party that

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delivers a counterpart by telecopier shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party hereto.

                  SECTION 9. CONFIDENTIALITY. Except to the extent required by law, the parties acknowledge that the terms and conditions of this Agreement are confidential and neither party shall (and each party shall cause its employees, affiliates and representatives not to) disclose to any person or entity the terms and conditions of this Agreement including without limitation, the Purchase Price; PROVIDED, that nothing herein shall prevent the disclosure of any such information (i) to the parties' respective employees, directors, agents, fund participants, attorneys, accountants and other professional advisors, (ii) upon the request or demand of any examiner or other Governmental Body having jurisdiction over such party; or (iii) in connection with the exercise of any remedy hereunder.



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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date first above written.


SELLER: INLAND HOLDINGS LLC, a California limited liability company,

                              By:  TRUST COMPANY OF THE WEST, a
                                   California trust company, as Sub-Custodian
                                   for Mellon Bank for the benefit of
                                   Account No. CPFF 873-3032, Member

                              By:       /s/ Arthur R. Carlson
                                        ---------------------------------------
                                        Arthur R. Carlson
                                        Managing Director

                              By:       /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Managing Director

                              By:  TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                                   PARTNERSHIP, L.P., a California limited
                                   partnership, Member

                              By:       TCW ROYALTY COMPANY, a California
                                        corporation, Managing General Partner

                                   By:  /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Vice President

                              Address for Notices:

                              Trust Company of the West
                              865 South Figueroa Street
                              Los Angeles, California 90017
                              Attention:  Arthur R. Carlson
                              Telephone:  (213) 244-0000
                              Facsimile:  (213) 244-0604

                              With a Copy To:

                              Milbank, Tweed, Hadley & McCloy LLP
                              601 South Figueroa Street, 30th Floor
                              Los Angeles, CA  90017
                              Attention:  David A. Lamb, Esq.
                              Telephone:  (213) 892-4000
                              Facsimile:  (213) 629-5063

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BUYER:                        HAMPTON INVESTMENTS LLC,
                              a Delaware limited liability company


                              By:       /s/     Steven R. Kamen
                                        ---------------------------------------
                                        Name:   Steven R. Kamen
                                        Title:  Senior Vice President

                              Address for Notices:

                              Hampton Investments LLC
                              c/o Smith Management LLC
                              885 3rd Avenue, 34th Floor
                              New York, New York  10022
                              Attention:  General Counsel
                              Telephone:  (212) 888-5500
                              Facsimile:  (212) 702-0145